EXHIBIT 10.146
QUOTA SHARE
REINSURANCE CONTRACT
EFFECTIVE JANUARY 1, 2005
between
LIBERTY MUTUAL INSURANCE COMPANY
Boston, Massachusetts
(with and on behalf of THE FIRST LIBERTY INSURANCE CORPORATION,
West Des Moines, Iowa
LIBERTY MUTUAL FIRE INSURANCE COMPANY
Boston, Massachusetts
LM INSURANCE CORPORATION
West Des Moines, Iowa
LIBERTY INSURANCE CORPORATION
South Burlington, Vermont
LIBERTY COUNTY MUTUAL INSURANCE COMPANY,
Irving, Texas
for business classified as Business Solutions Group — Liberty Northwest Multi-state, only
and
LIBERTY NORTHWEST INSURANCE CORPORATION
of Portland, Oregon
BSG/LNW Quote Share Reinsurance Contract

MUL05BSG01

QUOTA SHARE REINSURANCE CONTRACT

ARTICLE	CONTENTS	PAGE
	PREAMBLE	3
I	CLASSES OF BUSINESS REINSURED	3
II	EFFECTIVE DATE AND TERMINATION	3
III	TERRITORY	4
IV	EXCLUSIONS	4
V	RETENTION AND LIMIT	4
VI	LOSS IN EXCESS OF POLICY LIMITS/EXTRA CONTRACTUAL OBLIGATIONS	4
VII	LOSS AND LOSS ADJUSTMENT EXPENSE	5
VIII	SALVAGE AND SUBROGATION	5
IX	REPORTS AND REMITTANCES	5
X	PREMIUM AND CEDING COMMISSION	6
XI	OFFSET	6
XII	ACCESS TO RECORDS	6
XIII	ERRORS OR OMISSIONS	6
XIV	CURRENCY	6
XV	TAXES	7
XVI	INSOLVENCY	7
XVII	ARBITRATION	7
XVIII	AMENDMENTS	8
XIX	ENTIRE AGREEMENT	8
XX	CONFIDENTIALITY CLAUSE	8
XXI	DEFINITION OF RESPONSIBILITIES	9
	SIGNATURES	10
	SIGNATURES	11

ATTACHMENT:	EXHIBIT A — BLOCK AND ASSOCIATION NUMBER(S)	12
BSG/LNW Quote Share Reinsurance Contract

QUOTA SHARE
REINSURANCE CONTRACT
between
LIBERTY MUTUAL INSURANCE COMPANY
Boston, Massachusetts
(with and on behalf of THE FIRST LIBERTY INSURANCE CORPORATION,
West Des Moines, Iowa
LIBERTY MUTUAL FIRE INSURANCE COMPANY
Boston, Massachusetts
LM INSURANCE CORPORATION
West Des Moines, Iowa
LIBERTY INSURANCE CORPORATION
South Burlington, Vermont
LIBERTY COUNTY MUTUAL INSURANCE COMPANY,
Irving, Texas
for business classified as Business Solutions Group — Liberty Northwest Multi-state, only)
(hereinafter referred to as the “Company”)
and
LIBERTY NORTHWEST INSURANCE CORPORATION
All of Portland, Oregon
(hereinafter referred to as the “Reinsurer”)
This reinsurance contract (“Contract”) is entered into between the Company with its principal place of business at Boston, Massachusetts, writing Classes of Business Reinsured as defined in Article I below, and the Reinsurer with its principal place of business at Portland, Oregon.
ARTICLE I — CLASSES OF BUSINESS REINSURED
A.	By this Contract the Company obligates itself to cede to the Reinsurer and the Reinsurer obligates itself to accept quota share reinsurance of the Company’s net liability under policies, contracts and binders of insurance (hereinafter called “Policies”) having an effective date during the term of this Contract, written by the Business Solutions Group profit center, for Policies classified by Business Solutions Group as multi-state business written on behalf of Liberty Northwest, with block and association number(s) as shown in Exhibit A for all lines of business other than Workers’ Compensation.

B.	“Net liability” as used herein is defined as the Company’s gross liability less any cessions to Hartford Steam Boiler for Equipment Breakdown coverage. The Company will not obtain any other reinsurance on this business.

C.	The liability of the Reinsurer with respect to each cession hereunder shall commence obligatorily and simultaneously with that of the Company, subject to the terms, conditions and limitations hereinafter set forth.
ARTICLE II — EFFECTIVE DATE AND TERMINATION
A.	This Contract shall become effective on 12:01 AM Local Standard Time, January 1, 2005, for new and renewal policies effective on or after that date and shall remain in force until cancelled per the terms of Article II B.
BSG/LNW Quote Share Reinsurance Contract

B.	As of January 1, of each year, the provisions in this Agreement may be renegotiated by both parties.

C.	Either party may terminate this agreement at any time by sending to the other, by certified mail to its principal office, notice stating the time and date when, not less than 90 days after the date of mailing of such notice, termination shall be effective. Once a cancellation notice has been received by the parties no new business will be accepted with effective dates on or after the cancellation date.

D.	Unless the Company elects to reassume the ceded unearned premium in force on the effective date of termination, and so notifies the Reinsurer prior to or as promptly as possible after the effective date of termination, reinsurance hereunder on business in force on the effective date of termination shall remain in full force and effect until expiration, cancellation or next premium anniversary of such business, whichever first occurs, but in no event beyond 18 months following the effective date of termination.
ARTICLE III —TERRITORY
This Agreement applies to risks located in the United States of America, its territories and possessions, except that with respect to Inland Marine and Multiple Peril Policies covered hereunder, the territorial limits of this Agreement shall be those of the original Policies when such Policies are written to cover risks primarily located in the United States of America, its territories and possessions.
ARTICLE IV— EXCLUSIONS
THIS AGREEMENT DOES NOT COVER:
A.	Policies which are issued by the Company without the Reinsurers knowledge.
ARTICLE V— RETENTION AND LIMIT
As respects business subject to this Contract the Company shall cede to the Reinsurer and the Reinsurer agrees to accept 100% of the Company’s net liability.
ARTICLE VI— LOSS IN EXCESS OF POLICY LIMITS/EXTRA CONTRACTUAL OBLIGATIONS
A.	In the event the Company pays or is held liable to pay an amount of loss in excess of its policy limit, but otherwise within the terms of its policy (hereinafter called “loss in excess of policy limits”) or any punitive, exemplary, compensatory or consequential damages, other than loss in excess of policy limits (hereinafter called “extra contractual obligations’) because of alleged or actual bad faith or negligence on its part in rejecting a settlement within policy limits, or in discharging its duty to defend or prepare the defense in the trial of an action against its policyholder, or in discharging its duty to prepare or prosecute an appeal consequent upon such an action, or in otherwise handling a claim under a policy subject to this Contract, 100% of the loss in excess of policy limits and/or 100% of the extra contractual obligations shall be covered hereunder.

B.	An extra contractual obligation shall be deemed to have occurred on the same date as the loss covered or alleged to be covered under the policy.

C.	Notwithstanding anything stated herein, this Contract shall not apply to any loss in excess of policy limits or any extra contractual obligation incurred by the Company as a result of any fraudulent and/or criminal act by any officer or director of the Company acting individually or collectively or in collusion with any individual or corporation or any
BSG/LNW Quote Share Reinsurance Contract

other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.
D.	Notwithstanding anything stated herein, this Contract shall apply to any loss in excess of the policy limits or any extra contractual obligation incurred by the Reinsurer as a result of any fraudulent and/or criminal act by any officer or director of the Reinsurer acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.
ARTICLE VII — LOSS AND LOSS ADJUSTMENT EXPENSE
A.	Losses shall be handled by the Reinsurer. The Company shall have the right to participate, at its own expense, in the defense or control of any claim or suit or proceeding involving this reinsurance.

B.	In the event of a claim under a policy subject hereto, the Reinsurer shall be liable for loss adjustment expense incurred by the Company in connection therewith, except as noted under A above.

C.	Loss adjustment expense shall exclude the office expenses of the Company and the salaries and expenses of its employees.
ARTICLE VIII — SALVAGE AND SUBROGATION
The Company hereby agrees to enforce its right to salvage or subrogation relating to any loss and to prosecute all claims as appropriate, arising out of such rights. The Reinsurer will provide this service for the Company.
ARTICLE IX— REPORTS AND REMITTANCES
A.	The Company and the Reinsurer will report and record the transaction 45 days after the end of each calendar month.

B.	The data reported will contain all of the information necessary for the Reinsurer to properly record and account for the transactions in the agreement and will include but not be limited to:
1.	Ceded net written premium

2.	Unearned premium

3.	Ceding commission

4.	Ceded losses and loss adjustment expense paid

5.	Outstanding case reserves

6.	IBNR
Amounts due to or from the Company to the Reinsurer will be settled within 30 days.

C.	Annually, the Company shall furnish the Reinsurer with such information as the Reinsurer may require to complete its Annual Convention Statement and/or any other mandated filings.
BSG/LNW Quote Share Reinsurance Contract

ARTICLE X — PREMIUM AND CEDING COMMISSION
The premiums payable to the Reinsurer shall be calculated at the same gross rates and on the same basis as the premiums received by the company on its original policies. The Reinsurer shall allow the Company a ceding commission of 35.0% on written premium that will cover the following Company expenses:
1.	100% of Premium taxes

2.	Overhead

3.	Processing support

4.	Unallocated claim expense

5.	Agents Commission
ARTICLE XI — OFFSET (BRMA 36C)
The Company and the Reinsurer shall have the right to offset any balance or amounts due from one party to the other under the terms of the Contract. The party asserting the right of offset may exercise such right any time whether the balances due are on account of premiums or losses or otherwise.
ARTICLE XII — ACCESS TO RECORDS
The Reinsurer or its duly authorized representatives shall have the right to examine, at the offices of the Company at a reasonable time, during the currency of this Agreement or anytime thereafter, all books and records of the Company relating to business which is the subject of this Agreement.
ARTICLE XIII — ERRORS OR OMISSIONS
Errors or omissions of an administration nature on the part of the Company shall not invalidate the reinsurance under this Agreement, provided such errors or omissions are corrected promptly after discovery thereof; but the liability of the Reinsurer under this Agreement or any exhibits, addenda, or endorsements attached hereto shall in no event exceed the limits specified herein nor be extended to cover any risks, perils, lines of business or classes of insurance generally or specifically excluded herein.
Errors and omissions of an administration nature on the part of the Reinsurer shall not invalidate the reinsurance under this Agreement, provided such errors or omissions are corrected promptly after discovery thereof, but the liability of the Company under this Agreement or any exhibits, addenda, or endorsements attached hereto shall in no event exceed the limits specified herein nor be extended to cover any risks, perils, lines of business or classes of insurance generally or specifically excluded herein.
ARTICLE XIV — CURRENCY
Wherever the word “dollars” or the “$” symbol is used in this Agreement, it shall mean dollars of the United States of America.
BSG/LNW Quote Share Reinsurance Contract

ARTICLE XV—TAXES
The Company shall be liable for all taxes on premiums paid to the Reinsurer under this Agreement, except income or profit taxes of the Reinsurer, and shall indemnify and hold the Reinsurer harmless for any such taxes which the Reinsurer may become obligated to pay to any local, state or federal taxing authority.
ARTICLE XVI — INSOLVENCY
A.	In the event of insolvency of the Company, the reinsurance provided by this Agreement shall be payable by the Reinsurer on the basis of the liability of the Company as respects Policies covered hereunder, without diminution because of such insolvency, directly to the Company or its liquidator, receiver, conservator or statutory successor except as provided in the Massachusetts Insurance Law.

B.	The Reinsurer shall be given written notice of the pendency of each claim or loss which may involve the reinsurance provided by this Agreement within a reasonable time after such claim or loss is filed in the insolvency proceedings. The Reinsurer shall have the right to investigate each such claim or loss and interpose, at its own expense, in the proceedings where the claim or loss is to be adjudicated, any defense which it may deem available to the Company, its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

C.	In addition to the offset provisions set forth in Article XII — Offset, any debts or credits, liquidated or unliquidated, in favor of or against either party on the date of the receivership or liquidation order (except where the obligation was purchased by or transferred to be used as an offset) are deemed mutual debts or credits and shall be set off with the balance only to be allowed or paid. Although such claim on the part of either party against the other may be unliquidated or undetermined in amount on the date of the entry of the receivership or liquidation order, such claim will be regarded as being in existence as of such date and any claims then in existence and held by the other party may be offset against it.

D.	Nothing contained in this Article is intended to change the relationship or status of the parties to this Agreement or to enlarge upon the rights or obligations of either party hereunder except as provided herein.
ARTICLE XVII — ARBITRATION
A.	As a condition precedent to any right of action hereunder, in the event of any dispute or difference of opinion hereafter arising with respect to this Contract, it is hereby mutually agreed that such dispute or difference of opinion shall be submitted to arbitration. One Arbiter shall be chosen by the Company, the other by the Reinsurer, and an Umpire shall be chosen by two Arbiters before they enter upon arbitration, all of whom shall be active or retired disinterested executive officers of insurance or reinsurance companies or Lloyd’s London Underwriters. In the event that either party shall fail to choose an Arbiter within 30 days following a written request by the other party to do so, the requesting party may choose two Arbiters who shall in turn choose an Umpire before entering upon arbitration. If the two Arbiters fail to agree upon the selection of an umpire within 30 days following their appointment, each Arbiter shall nominate three candidates within 10 days thereafter, two of whom the other shall decline, and the decision shall be made by drawing lots.
BSG/LNW Quote Share Reinsurance Contract

B.	Each party shall present its case to the Arbiters within 30 days following the date of appointment of the Umpire. The Arbiters shall consider this Contract as an honorable engagement rather than merely as a legal obligation and they are relieved of all judicial formalities and may abstain from following the strict rules of law. The decision of the Arbiters shall be final and binding on both parties; but failing to agree, they shall call in the Umpire and the decision of the majority shall be final and binding upon both parties. Judgment upon the final decision of the Arbiters may be entered in any court of competent jurisdiction.

C.	If more than one reinsurer is involved in the same dispute, all such reinsurers shall constitute and act as one party for purposes of this Article and communications shall be made by the Company to each of the reinsurers constituting one party, provided, however, that nothing herein shall impair the rights of such reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the reinsurers participating under the terms of this Contract from several to joint.

D.	Each party shall bear the expense of its own Arbiter, and shall jointly and equally bear with the other the expense of the Umpire and of the arbitration. In the event that the two Arbiters are chosen by one party, as above provided, the expense of the Arbiters, the Umpire and the arbitration shall be equally divided between the two parties.

E.	Any arbitration proceedings shall take place in Boston, Massachusetts unless otherwise mutually agreed upon by the parties to this Contract. Notwithstanding the location of the arbitration, all proceedings pursuant hereto shall be governed by the law of the state in which the Company has its principal office.
ARTICLE XVIII — AMENDMENTS
This Agreement may be amended by mutual consent of the parties expressed in an addendum; and such addendum, when executed by both parties, shall be deemed to be an integral part of this Agreement and binding on the parties hereto.
ARTICLE XIX — ENTIRE AGREEMENT
This Agreement represents the entire agreement and understanding among the parties, and may not be changed except in writing, signed by the parties. No other oral or written agreements or contracts relating to the risks reinsured hereunder currently exist and/or are contemplated between the parties.
ARTICLE XX — CONFIDENTIALITY CLAUSE
All terms and conditions of this Agreement and any materials provided in the course of inspection shall be kept confidential by the Reinsurer as against third parties, unless the disclosure is required pursuant to process of law or unless the disclosure is to Reinsurer’s retrocessionaires, financial auditors or governing regulatory bodies. Disclosing or using this information for any purpose beyond the scope of this Agreement, or beyond the exceptions set forth above, is expressly forbidden without the prior consent of the Company.
BSG/LNW Quote Share Reinsurance Contract

ARTICLE XXI — DEFINITION OF RESPONSIBILITIES
The Company agrees to provide policy rating and production on behalf of the Reinsurer, with the duties to be shared as follows:
A.	All underwriting duties will remain the responsibility of the Reinsurer, in regards to risk selection criteria. The Reinsurer may bind quotations as provided by the Company. Prior to any services provided by the Company, the Reinsurer is required to furnish the Company with all supporting documentation including but not limited to; loss runs, inspections, audits and brochures. In addition, a signed application(s) and UM/UlM and TRIA letters, if required, must be received prior to issuance of the policy. The Company will also be responsible for ensuring compliance with schedule ratings, IRPM, experience ratings and company placement as per Company filing requirements.

B.	All policy submissions and related correspondence from the Reinsurer will be faxed to the Company’s Mishawaka office, to the attention of Business Solutions Group. Completed ratings will be sent by the Company to the Reinsurer via e-mail, within 5 business days.

C.	All requests for policy changes will come from the Reinsurer and will be sent to the Company’s Mishawaka office to the attention of Business Solutions Group.

D.	The Reinsurer will provide renewal instructions to the Company 100 days prior to the effective date of the renewal. If not received, the policy will be issued based on Business Solutions Group renewal quidelines (policy will be issued as expiring).

E.	The Company will send a copy of non-renewal notices to both the insured and the Reinsurer.

F.	The Company will issue all automobile ID cards and certificates of insurance as needed.

G.	Upon receipt of Notice of New Business from the Reinsurer, the Company will produce 3 copies of the policies, retaining one in the Mishawaka office and sending the other two to the Reinsurer, to the attention of Liberty Northwest, in the Portland Oregon office.

H.	All customer services will be provided by the Reinsurer. Reinsurer agrees to maintain the appropriate licenses as required by the state(s) for servicing this business.

I.	All inspections, loss control and the associated costs will be the responsibility of the Reinsurer.

J.	Audit coordination and the associated costs will be the responsibility of the Reinsurer.

K.	All statistical and loss reporting will be the responsibility of the Company and all polices are subject to Liberty Mutual Insurance Company filings.

L.	All collection activity will be the responsibility of the Reinsurer. Any necessary billing reports will be provided by Liberty Mutual Insurance Company, on an ad hoc basis.

M.	All policies will be direct bill only with standard installment and payment terms Cancellation notices will be sent by the Company to the insured 10 days after invoice matures. Endorsements will automatically roll into the pay plan if there are remaining installments.

N.	The Reinsurer will be responsible for all claims handling.
BSG/LNW Quote Share Reinsurance Contract

O.	Commission will be paid to the Agent by the Company at a rate of 15%.

P.	All agencies and agents shall be properly licensed in the state(s) the Company is granting coverage in prior to the effective date of the policy. The appointment will be submitted by the Company to each state based the Company’s state guidelines. Submissions will take place within 14 days of receiving all information required to process the appointments, including but not limited, to active agent or agency state license, background check releases, and signed contract addendum.
BSG/LNW Quote Share Reinsurance Contract

In Witness Whereof, the parties hereto by their duly authorized representatives have executed this Contract at:
Boston, Massachusetts this 28th day of September.

LIBERTY MUTUAL INSURANCE COMPANY
(with and on behalf of THE FIRST LIBERTY INSURANCE CORPORATION, LIBERTY MUTUAL FIRE INSURANCE COMPANY, LM INSURANCE CORPORATION, LIBERTY INSURANCE CORPORATION for Business Classified as Business Solutions Group only)

By:	/s/
Its:	Vice President

and at Portland, Oregon this 30th day of Sept 2005.

LIBERTY NORTHWEST INSURANCE CORPORATION
By:	/s/
Its:	Pres & CEO

BSG/LNW 2005 Quota Share Reinsurance Contract

EXHIBIT A — Block and Association Number(s)
Block Numbers
6-920000 to 6-920199
Association Number
8720
BSG/LNW 2005 Quota Share Reinsurance Contract